UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2007

HEALTHCARE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32587	20-2726770
(State or Other Jurisdictionof Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

2116 Financial Center 666 Walnut Street
Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 244-5746

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events

On May 2, 2007, three individuals who are founders, officers and directors of Healthcare Acquisition Corp., a Delaware corporation (“HAQ”) adopted stock purchase plans intended to comply with the provisions of SEC Rule 10b5-1.

The shares will be purchased through an NASD member firm at its discretion, subject to the terms of the plans. Pursuant to the adopted plans, the individuals, John Pappajohn, Matt Kinley and Derace Schaffer have agreed to make the following open market purchases:

	Total Shares	Share Limit Per Day
John Pappajohn	100,000 shares	10,000 shares
Derace Schaffer	100,000 shares	10,000 shares
Matt Kinley	50,000 shares	5,000 shares

The aggregate number of shares that may be purchased will not exceed 250,000 shares. Further, each has adopted a daily limit on the number of shares purchased of not more than 25,000 shares. The individuals are purchasing shares at prices up to $7.60 per share.

The plans expire on August 3, 2007.

Item 9.01 Financial Statements and Exhibits.

None
    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE ACQUISITION CORP.

Dated: May 2, 2007	By:	/s/ Matthew P. Kinley
Matthew P. Kinley
President